FOR IMMEDIATE RELEASE

ENERGY INFRASTRUCTURE ACQUISITION CORP.
ANNOUNCES JUNE 23 AS RECORD DATE FOR ITS UPCOMING SPECIAL MEETING OF STOCKHOLDERS

Wilmington, Delaware, June 10, 2008— Energy Infrastructure Acquisition Corp. (AMEX:EII) (AMEX:EIIW) (“Energy Infrastructure” or the “Company”) today announced that its board of directors established June 23, 2008 as the record date for an upcoming special meeting of stockholders to vote on (i) the merger of the Company with and into Energy Infrastructure Merger Corporation (“EIMC”), its wholly-owned Marshall Islands subsidiary, for the purpose of redomiciling the Company to the Marshall Islands as part of the acquisition of nine companies from Vanship Holdings Limited and (ii) the proposed acquisition of nine special purpose vehicles, or SPVs, each owning one very large crude carrier, by EIMC from Vanship pursuant to the Share Purchase Agreement among the Company, EIMC and Vanship.

About Energy Infrastructure

Energy Infrastructure is a blank check company that was formed for the specific purpose of consummating a business combination. Energy Infrastructure raised net proceeds of approximately $209.3 million, after partial exercise of the underwriter’s over-allotment option, through its initial public offering consummated in July 2006. On December 3, 2007, Energy Infrastructure entered into a Share Purchase Agreement, pursuant to which Energy Infrastructure Merger Corporation, its wholly-owned subsidiary, will purchase from Vanship Holdings Limited all of the outstanding shares of each of nine SPVs, each SPV, owning one very large crude carrier.

About Vanship

Vanship is a shipping company focused on the Asian market with high quality Asian charterers such as DOSCO (Dalian Cosco), Sinochem Corporation, Formosa Petrochemical Corp., S-Oil Corporation, SK Shipping Corp. and Sanko Steamship Ltd. The company was established in 2001, and operates from Hong Kong in both the tanker and dry bulk segments of the shipping industry.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by this press release. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “forecast,” “outlook” and similar expressions identify some, but not all, of these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Energy Infrastructure’s stockholders to approve the stock purchase agreement and the transactions contemplated thereby; the number and percentage of Energy Infrastructure’s stockholders voting against the acquisition; the inability of either the Company, EIMC or Vanship to satisfy the conditions to completion of the acquisition; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Vanship is engaged; demand for the services that Vanship provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Energy Infrastructure’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the period ended December 31, 2007. The information set forth herein should be read in light of such risks. The Company and EIMC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Additional Information about the Acquisition and Where to Find It

In connection with the pending transaction, EIMC has filed with the SEC a Registration Statement on Form F-4, which includes a Proxy Statement/Prospectus for the stockholders of Energy Infrastructure. The stockholders of Energy Infrastructure are urged to read the Registration Statement and the Proxy Statement/Prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about EIMC, Energy Infrastructure and the proposed transaction. The final Proxy Statement/Prospectus will be mailed to stockholders of Energy Infrastructure after the Registration Statement is declared effective by the SEC. Energy Infrastructure stockholders will be able to obtain the Registration Statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC's website (www.sec.gov). These documents can also be obtained for free from Energy Infrastructure Acquisition Corp. by directing a request to: Energy Infrastructure Acquisition Corp., Suite 1300, 1105 North Market Street, Wilmington, Delaware, 19899.

Contact:
Energy Infrastructure Acquisition Corp.
1105 North Market Street
Suite 1300
Wilmington, Delaware 19801

Investor Relations / Financial Media:
Nicolas Bornozis
President
Capital Link, Inc.
230 Park Avenue, Suite 1536
New York, NY 10169
Tel: +1 212 661 7566
Email: nbornozis@capitallink.com
www.capitallink.com